UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2018
___________________________________________________
ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
___________________________________________________

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events
ITC Modification Proceeding
On March 23, 2018, the Administrative Law Judge (“ALJ”) at the International Trade Commission (“ITC”) issued a Recommended Determination (“RD”) in the ITC 945 modification proceeding initiated by Cisco Systems, Inc. (“Cisco”) against Arista Networks, Inc. (“Arista”). The ALJ found that Arista’s redesigned products do not infringe United States Patent No. 6,377,577 and do infringe United States Patent No. 7,224,668 (the “’668 patent”). However, both the Patent Trial and Appeal Board and the Federal Circuit have determined the ‘668 Patent to be unpatentable on all relevant claims, and the ALJ also supported the suspension of remedies concerning the ’668 patent pending the completion of Cisco’s appeals of this decision.
Arista also provides a regularly updated description of the litigation and associated risks in the Legal Proceedings section of the Investor Relations page of Arista’s website at http://investors.arista.com and in Arista’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Arista’s Annual Report on Form 10-K for the year ended December 31, 2017 which may be found on the SEC’s website at www.sec.gov. Information on or connected to Arista’s website or the website of any third-party hyperlinked from or referenced in this Current Report on Form 8-K is expressly not incorporated by reference into or intended to be filed as a part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

Date:	March 27, 2018	By:	/s/ MARC TAXAY
Marc Taxay
Senior Vice President and General Counsel